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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of Group Maintenance America Corp. of our report dated July 24, 1997 (relating to the financial statements of Masters, Inc.) appearing in a Form 8-K of Group Maintenance America Corp. dated December 22, 1998.

  We also consent to the reference to us under the heading "Experts" in this Registration Statement.

Deloitte & Touche LLP

Washington, D.C.
December 22, 1998